UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 3, 2018, the Compensation Committee of the Board of Directors of Dollar Tree Stores, Inc. adopted a revised form of the Company’s change in control Retention Agreement for certain executive officers, including named executive officers, that provides for a severance payment to the executive officer under certain circumstances in the event of a termination of employment following a change in control of the Company.

The revisions to the original form of change in control Retention Agreement, which was adopted by the Compensation Committee on March 14, 2007, update the tax provisions applicable to severance payments under the agreement and make certain other non-material clarifying and technical changes. A copy of the revised change in control Retention Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. Description of the agreement’s terms is qualified in its entirety by reference to the exhibit itself.

Under the original and revised agreements, severance benefits are payable only upon the occurrence of both a change in control of the Company and the executive’s termination without “cause” or resignation for “good reason” (as defined in the agreements).  These agreements provide for a severance payment of up to 2.5 times Reference Salary and Reference Bonus (as defined in the agreements) for the Chief Executive Officer and Executive Chairman, and up to 1.5 times for certain other executives. These agreements also contain certain restrictive covenants which apply under certain circumstances.

Gary Philbin entered into a change in control Retention Agreement with the Company in March 2007, while serving as an executive officer, that contains a severance payment of 1.5 times his Reference Salary and Reference Bonus.  The Compensation Committee determined that Mr. Philbin should receive a revised Retention Agreement that provides for a severance payment of 2.5 times his Reference Salary and Reference Bonus on account of his current position as the Company’s Chief Executive Officer.

In addition, the Compensation Committee found that two of the Company’s current named executive officers, Mike Witynski and Duncan Mac Naughton, and certain other executives did not have change in control severance agreements with the Company, and therefore the Compensation Committee authorized the Company’s entry into the revised change in control Retention Agreement with such executives with a severance benefit of 1.5 times their Reference Salary and Reference Bonus.

At its meeting on October 3, 2018, the Compensation Committee also approved the Company’s entry into an Executive Agreement with certain Company executives, including the named executive officers. The Executive Agreement contains certain restrictive and protective covenants, including non-competition, non-solicitation, non-disparagement and confidentiality, and provides for a salary continuation benefit in the event the executive’s employment is terminated without “cause” (as defined in the agreement). The benefit continues base salary for a period of up to twelve months in the case of named and certain other executive officers and lesser periods for certain other company officers. The benefit is not conditioned upon a prior change in control of the Company but is offset where an executive may also be entitled to a payout under the Retention Agreement described above.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

10.1 Form of Change in Control Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: October 9, 2018	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 10.1 - Form of Change in Control Retention Agreement